EXHIBIT 10.17

FIRST INTERSTATE BANCSYSTEM, INC.
RESTRICTED STOCK AWARD

NOTICE OF RESTRICTED STOCK AWARD

Name of employee:

You have been awarded shares of Common Stock (“Shares”) of First Interstate BancSystem, Inc. (the “Company”) as follows:

Date of Award: April 1, 2004

Total Number of Restricted Shares Awarded: 1, 000

Vesting Schedule: Both of the following must be met: 1) Employed by the Company on April 1, 2007 and 2) That for the year 2006, the attainment of a corporate (First Interstate BancSystem) return on average assets of 1.25% and an efficiency ratio of 58.75% (as computed utilizing formulas presently – March, 2004 – being reported on current internal management financial reports).

The Employee and the Company hereby agree that this award is granted under and governed by the terms and conditions of the 2004 Restricted Stock Award Agreement, which is attached hereto and made an integral part hereof, and the First Interstate BancSystem, Inc. 2004 Restricted Stock Award (the “Plan”). The Company and Employee each agree to be bound by all of the terms and conditions set forth in the 2004 Restricted Stock Award Agreement, which shall be executed by Employee together with this Notice. Any capitalized terms not defined herein shall have the definition set forth in the 2004 Restricted Stock Award Agreement or in the Plan.

FIRST INTERSTATE BANCSYSTEM, INC.	EMPLOYEE SIGNATURE

By:

Its: Secretary